SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

NORTHWEST INDIANA BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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NorthWest Indiana Bancorp
9204 Columbia Avenue

Munster, Indiana 46321
(219) 836-4400

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 21, 2004

     Notice is hereby given that the Annual Meeting of Shareholders of NorthWest Indiana Bancorp (the “Company”) will be held at the Corporate Center of Peoples Bank, 9204 Columbia Avenue, Munster, Indiana, on Wednesday, April 21, 2004, at 8:30 A.M., for the following purposes:

     (1) To elect three directors;

     (2) To ratify the appointment of Crowe Chizek and Company LLC as auditors for the year ending December 31, 2004;

     (3) To approve the Company’s 2004 Stock Option and Incentive Plan; and

     (4) To consider and act upon any other business as may properly come before the meeting or any adjournment thereof.

     All shareholders of record at the close of business on February 27, 2004 will be entitled to vote at the meeting or any adjournment thereof.

     It is important that your shares be represented at this meeting. Whether or not you expect to be present, please fill in, date, sign and return the enclosed proxy card in the accompanying addressed, postage-prepaid envelope. In order to avoid the additional expense of further solicitation, we ask your cooperation in mailing your proxy card promptly. If you attend and vote at the meeting, your proxy will be canceled.

Jon E. DeGuilio,
Executive Vice President and Secretary

Dated: March 31, 2004

(ANNUAL REPORT CONCURRENTLY MAILED)

ELECTION OF DIRECTORS
Nominees
Meetings and Committees of the Board of Directors
COMPENSATION OF AND TRANSACTIONS WITH OFFICERS AND DIRECTORS
Summary Compensation Table
Compensation of Directors
Employment Agreement
1994 Stock Option and Incentive Plan
Equity Compensation Plan Information
Option Grants
Option Exercises and Year-End Option Values
Benefits
Compensation Committee Report on Executive Compensation
Compensation Committee Interlocks and Insider Participation
Comparative Stock Performance
RATIFICATION OF APPOINTMENT OF AUDITORS
Auditors’ Services and Fees
Report of Audit Committee
APPROVAL OF THE COMPANY’S 2004 STOCK OPTION AND INCENTIVE PLAN
Purpose
Eligible Persons
Shares Subject to the 2004 Option Plan
Administration of the Plan
Grant of Stock Options
Exercise of Stock Options
Restricted Stock
Miscellaneous Provisions
Amendment and Termination of the Plan
Federal Income Tax Consequences
SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Section 16(a) Beneficial Ownership Reporting Compliance
SHAREHOLDER PROPOSALS
SHAREHOLDER COMMUNICATIONS
CODE OF ETHICS
ANNUAL REPORT ON FORM 10-K
INCORPORATION BY REFERENCE
Appendix A
Appendix B

NorthWest Indiana Bancorp
9204 Columbia Avenue
Munster, Indiana 46321
(219) 836-4400

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 21, 2004

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of NorthWest Indiana Bancorp (the “Company”) of proxies to be voted at the Annual Meeting of Shareholders (the “Meeting”) to be held at 8:30 A.M., on Wednesday, April 21, 2004, at the Corporate Center of Peoples Bank, located in Munster, Indiana, for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors knows of no matters, other than those reported below, which are to be brought before the Meeting. However, if other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

     At the close of business on February 27, 2004, the record date for the Meeting, there were 2,757,938 shares of the Company’s Common Stock outstanding and entitled to vote at the Meeting. On all matters, including the election of directors, each shareholder will have one vote for each share held.

     If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time prior to the time it is voted. A proxy may be revoked by written notice to the Company’s Secretary or by attendance at the Meeting. Unless revoked, a proxy will be voted at the Meeting in accordance with the instructions thereon, or, if no instructions are given, FOR the election as directors of all nominees listed under Proposal 1 and FOR Proposals 2 and 3. Directors will be elected by a plurality of the votes cast. Each of Proposals 2 and 3 is subject to the vote of the holders of a greater number of shares favoring such proposal than those opposing it. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. Because none of the proposals to be considered at the meeting requires the affirmative vote of a specified number of outstanding shares (they require only a plurality or a majority of the shares voted), neither the non-voting of shares nor abstentions on a specific proposal will affect the determination of whether such proposal will be approved.

     The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, the Company’s directors, officers and regular employees may solicit proxies personally or by telephone without additional compensation. It is expected that this Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy will first be mailed to shareholders on or about March 31, 2004.

ELECTION OF DIRECTORS

(Proposal No. 1)

Nominees

     The Board of Directors is comprised of eleven directors divided into three classes, two of which have four directors each and one of which has three directors, with the term of one class expiring each year. Each director serves until the annual meeting of shareholders held in the year that is three years after such director’s election and thereafter until such director’s successor is elected and qualified. There currently is one vacancy on the Board of Directors, which will not be filled at the Meeting and will remain vacant for the foreseeable future. The accompanying form of proxy cannot be voted for a greater number of persons than the three nominees for director named below. Each of the Company’s directors also serves on the Board of Directors of the Company’s wholly owned subsidiary, Peoples Bank SB (the “Bank”), for a term running concurrently with his or her term on the Company’s Board of Directors.

     The nominees for election this year are Leroy F. Cataldi, Edward J. Furticella and Stanley E. Mize. Each has been nominated by the Board of Directors for election as a director for a term to expire at the 2007 annual meeting of shareholders and until his successor is elected and has qualified. It is the intention of the persons named in the accompanying form of proxy, absent contrary instructions thereon, to vote such proxy for the election to the Board of Directors of these three individuals. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each nominee has consented to be named herein and to serve as a director if elected. However, if any nominee becomes unavailable for election, it is the intention of the persons named in the accompanying form of proxy to nominate such other person as director as they may in their discretion determine, in which event the shares will be voted for such other person.

     Unless otherwise indicated in a footnote to the following table, the principal occupation of each director and nominee has been the same for the last five years, and each such director or nominee possesses sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by him or her.

				Shares
				Beneficially
		Present		Owned on	Percent
		Principal	Director	February 27,	of
Name	Age	Occupation	Since	2004	Class
NOMINEES FOR DIRECTOR (Term expiring at annual meeting of shareholders in 2007)

Leroy F. Cataldi	68	Pharmacist, Dyer, Indiana	1977	65,475 (1)	2.37%

Edward J. Furticella	57	Executive Vice President, Chief Financial Officer and Treasurer of the Company	2000	56,245 (2)	2.04%

Stanley E. Mize	62	Retired; formerly President of Stan Mize Towne & Countree Auto Sales, Inc., Schererville, Indiana	1997	24,191 (3)	0.88%

				Shares
				Beneficially
		Present		Owned on		Percent
		Principal	Director	February 27,		of
Name	Age	Occupation	Since	2004		Class
DIRECTORS CONTINUING IN OFFICE (Term expiring at annual meeting of shareholders in 2005)

Frank J. Bochnowski	65	Retired; formerly Executive Vice President and Secretary of the Company (5)	1999	28,720	(4)	1.04%

Lourdes M. Dennison	62	Administrative Director, Kumpol Dennison Surgical Corp., Merrillville, Indiana	1983	74,602	(6)	2.70%

Joel Gorelick	56	Executive Vice President and Chief Lending Officer of the Company	2000	57,103	(2)	2.07%

Gloria C. Gray	74	Retired	1982	64,232	(7)	2.33%

(Term expiring at annual meeting of shareholders in 2006)

David A. Bochnowski	58	President and Chief Executive Officer of the Company (5)	1977	309,765	(2)	11.18%

James L. Wieser	56	Attorney with Wieser & Sterba, Schererville, Indiana (5)	1999	7,084		0.26%

Kenneth V. Krupinski	56	Certified Public Accountant and Principal with Swartz Retson, P.C., Merrillville, Indiana	2003	2,000		0.07%

(1)	Includes 3,915 shares owed by Mr. Cataldi’s spouse.

(2)	For further information regarding the beneficial ownership of these shares, see “Security Ownership By Certain Beneficial Owners and Management” below.

(3)	Includes 2,538 shares owned by Mr. Mize’s spouse.

(4)	Includes 7,632 shares owned by Mr. Bochnowski’s spouse. Also includes stock options representing 11,050 shares of Common Stock which were exercisable at, or within 60 days of, February 27, 2004.

(5)	Frank J. Bochnowski and David A. Bochnowski are first cousins. James L. Wieser is the brother-in-law of Jon E. DeGuilio, an executive officer of the Company.

(6)	Includes 58,000 shares owned by Mrs. Dennison’s spouse.

(7)	Includes 400 shares owned by Mrs. Gray’s spouse.

The Board of Directors recommends a vote FOR the nominees listed above.

Meetings and Committees of the Board of Directors

     The Board of Directors conducts its business through meetings of the Board and its committees. During the year ended December 31, 2003, the Board held 12 meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and committees on which such Board member served. All of the Company’s ten Directors attended the Company’s 2003 annual meeting of shareholders.

     The Board of Directors has appointed an Executive Committee, composed of Directors David Bochnowski, Frank Bochnowski, Dennison, Cataldi and Mize. The Executive Committee is authorized to exercise the powers of the Board of Directors between regular Board meetings, except with respect to the declaration of dividends and other extraordinary corporate transactions. All actions of the Executive Committee are reviewed and ratified by the full Board of Directors.

     The Board of Directors serves as the Nominating Committee for the Company. The Company does not have a separate standing Nominating Committee because the Board believes that it is in the best interests of the Company for the full Board to make determinations related to nominees for director. The Board of Directors identifies potential nominees for director based on specified objectives in terms of the composition of the Board, taking into account such factors as areas of expertise and geographic, occupational, gender, race and age diversity. Nominees will be evaluated on the basis of their experience, judgment, integrity, ability to make independent inquiries, understanding of the Company and willingness to devote adequate time to Board duties.

     The Board of Directors will consider director candidates recommended by the Company’s shareholders. A shareholder who wishes to recommend a director candidate for consideration by the Board for next year’s annual meeting of shareholders should send the recommendation to the Company’s Secretary, 9204 Columbia Avenue, Munster, Indiana 46321, who will forward it to the Board. Any such recommendation should include a description of the candidate’s qualifications for Board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the shareholder and the candidate for more information. A shareholder who wishes to nominate an individual as a director candidate at next year’s annual meeting of shareholders, rather than recommend the individual to the Board as a potential nominee, must comply with the advance notice requirements described under “Shareholder Proposals.”

     The Board of Directors has appointed an Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, which is composed of Directors Dennison, Mize, Wieser and Krupinski. All of the members of the Audit Committee are independent within the meaning of the listing standards of the National Association of Securities Dealers, Inc., with the exception of Director Wieser who is not considered to be independent because he is the brother-in-law of Jon E. DeGuilio, an executive officer of the Company, and Director Krupinski who is not considered to be independent because Swartz Retson, P.C. (the accounting firm of which he is a principal) received payments from the Company over the past three years for tax work provided by Swartz Retson to the Company’s trust department and related title company and because Director Krupinski’s son was employed by the Company as a summer intern in 2003. The Board of Directors has determined that Director Krupinski is an “audit committee financial expert,” as that term is defined in the Securities Exchange Act of 1934.

     The Audit Committee functions as the Company’s liaison with its external auditors and reviews audit findings presented by the Company’s internal auditor. The Audit Committee, along with the external auditors and internal auditor, monitors controls for material weaknesses and/or improvements in the audit function. The Audit Committee also monitors or, if necessary, establishes policies designed to promote full disclosure of the Company’s financial condition. The Board of Directors has adopted a written

Charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A. During the year ended December 31, 2003, the Audit Committee held 11 meetings.

     The Board of Directors has appointed a Compensation Committee composed of Directors Dennison, Gray, Krupinski and Mize. Each member of the Compensation Committee is “independent,” as such term for compensation committee members is defined in the listing standards of the Nasdaq Stock Market, is a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and is an “outside director” as defined by the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee is responsible for reviewing, determining and establishing the compensation of directors and (as the Bank’s Compensation Committee) the salaries, bonuses and other compensation of the executive officers of the Bank. During the year ended December 31, 2003, the Compensation Committee held three meetings.

COMPENSATION OF AND TRANSACTIONS WITH OFFICERS AND DIRECTORS

Summary Compensation Table

     The following table sets forth, for the years ended December 31, 2003, 2002, and 2001, the cash and non-cash compensation received by each executive officer who earned in excess of $100,000 from the Bank during 2003. The Company itself pays no compensation to its employees, and each of the named executive officers holds a similar position with the Bank. Each of the named executive officers has been employed by the Company or the Bank for more than five years, except that Jon E. DeGuilio joined the Company in December 1999. Prior to then, Mr. DeGuilio was engaged in the private practice of law.

				Long-Term Compensation
		Annual Compensation		Awards
				Restricted
Name and				Stock		All Other
Principal Position	Year	Salary	Bonus (1)	Awards (2)	Options (3)	Compensation (4)
David A. Bochnowski	2003	$258,162	$119,180	$24,600	4,000	$48,909
Chairman and Chief	2002	242,611	118,812	—	5,000	44,617
Executive Officer	2001	232,698	100,525	—	3,000	43,527

Joel Gorelick	2003	$146,567	$50,520	$12,300	2,500	$17,588
Executive Vice President	2002	139,947	50,025	—	3,000	15,394
and Chief Lending Officer	2001	134,204	42,825	—	3,000	14,762

Edward J. Furticella	2003	$150,453	$51,860	$12,300	2,500	$18,054
Executive Vice President,	2002	143,616	51,350	—	4,000	15,798
Chief Financial	2001	136,664	44,750	—	1,500	15,033
Officer and Treasurer

Jon E. DeGuilio	2003	$115,376	$19,030	—	1,750	$13,845
Executive Vice President,	2002	109,772	25,200	—	1,250	12,075
General Counsel and	2001	104,375	21,000	—	1,000	11,485
Secretary

(1)	“Bonus” amounts represent annual payments under the Bank’s incentive plan, which is open to all employees who have worked the entire incentive plan year. The incentive plan is based upon the Company’s return on assets, return on equity and earnings per share.

(2)	The dollar amounts shown in this column represent the market value of the restricted stock awarded under the Company’s 1994 Stock Option and Incentive Plan and are calculated by multiplying the closing price of the Company’s Common Stock on the date of award by the number of shares awarded. Holders of restricted stock are eligible to vote the shares and to receive dividends, if any. During 2003, the total number of shares of restricted stock awarded to the executive officers named in the Summary Compensation Table above were: Mr. Bochnowski: 1,000 shares; Mr. Gorelick: 500 shares; Mr. Furticella: 500 shares; and Mr. DeGuilio: 0 shares. The restricted stock awards will vest in full on February 20, 2008. As of December 31, 2003, the number and value (based on the closing price of the Company’s Common Stock on December 31, 2003) of the unvested restricted stock awards held by the executive officers named in the Summary Compensation Table above were as follows: Mr. Bochnowski: 1,000 shares ($31,000); Mr. Gorelick: 500 shares ($15,500); Mr. Furticella: 500 shares ($15,500); and Mr. DeGuilio: 0 shares ($0).

(3)	“Options” reflects options granted to acquire the listed number of shares of Common Stock. The Company does not have a stock appreciation rights (SAR) plan.

(4)	“All Other Compensation” includes contributions by the Bank under its Profit Sharing Plan on behalf of Messrs. Bochnowski, Gorelick, Furticella and DeGuilio of $24,000, $17,588, $18,054 and $13,845, respectively, for 2003; $22,000, $15,394, $15,798 and $12,075, respectively, for 2002; and $18,700, $14,762, $15,033 and $11,485, respectively, for 2001. Mr. Bochnowski’s other compensation also includes for each of 2003, 2002 and 2001, (i) premiums in the amount of $17,930 per year paid by the Bank for disability insurance and term insurance on Mr. Bochnowski’s life pursuant to his employment agreement described below and (ii) credits in the amount of $6,979, $4,687 and $6,897, respectively, under the Bank’s Unqualified Deferred Compensation Plan.

Compensation of Directors

     All directors who are not also officers of the Company or the Bank receive an annual director’s fee from the Bank of $19,134.

Employment Agreement

     The Bank entered into an employment agreement with David A. Bochnowski as President and Chief Executive Officer, effective March 1, 1988 and amended January 18, 1992. The agreement has a three-year term and provides for annual extensions for additional one-year terms, subject to annual review by the Bank’s Board of Directors, unless Mr. Bochnowski gives written notice that the agreement will not be extended further. The agreement provides for a minimum annual salary of $150,000 and for annual salary review by the Board of Directors, as well as inclusion of Mr. Bochnowski in any discretionary bonus plans, customary fringe benefits, vacation and sick leave. The agreement is terminable by the Bank for “cause”, defined in the agreement as termination for dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar minor offenses) or final cease-and-desist order or a material breach of the agreement. If the Bank were to terminate Mr. Bochnowski without cause, or in the event of his death during the term of the agreement, Mr. Bochnowski or his estate would be entitled to a continuation of his salary for a period of one year thereafter. Mr. Bochnowski may terminate his agreement upon three months’ notice to the Bank.

     The agreement provides that in the event of the termination of Mr. Bochnowski’s employment after any change in “control” of the Company or a change in the capacity or circumstances in which he is employed as contemplated by the agreement, he will be promptly paid a sum equal to 2.99 times the average annual compensation he received during the five-year period immediately prior to the date of the change of control. “Control” is defined in the agreement by reference to the control determinations set forth in federal banking regulations, which generally define “control” as the acquisition by any person or entity of the ownership or power to vote more than 25% of the stock of a bank or its holding company, although under certain circumstances control may occur upon the acquisition of 10% of such stock unless successfully rebutted.

     Mr. Bochnowski’s agreement provides that in the event he becomes disabled during the term of the agreement, he shall continue to receive his full compensation for the first 18 months from the date of such disability, at which time the Bank may terminate the agreement and Mr. Bochnowski shall receive 60% of his monthly salary at the time he became disabled until the earlier of his death or his normal retirement date under the Bank’s Profit Sharing Plan. The agreement provides that these amounts shall be offset by any amounts paid to Mr. Bochnowski under any other disability program maintained by the Bank. The agreement also requires the Bank to maintain term insurance on Mr. Bochnowski’s life in the amount of $750,000, payable to his designated beneficiaries.

1994 Stock Option and Incentive Plan

     The Board of Directors adopted the 1994 Stock Option and Incentive Plan (the “1994 Option Plan”), which was approved by shareholders at the 1994 annual meeting. Pursuant to the 1994 Option Plan, an aggregate of 240,000 shares of the Company’s Common Stock are reserved for issuance in respect of incentive awards granted to officers and other employees of the Company and the Bank. Awards granted under the 1994 Option Plan may be in the form of incentive stock options within the meaning of Section 422 of the Code, or non-incentive stock options or restricted stock. The purposes of the 1994 Option Plan are to attract and retain the best available personnel, to provide additional incentives for all employees and to encourage their continued employment by facilitating employees’ purchases of an equity interest in the Company. The 1994 Option Plan is administered by a committee composed of Directors Dennison, Gray, Krupinski and Mize, none of whom is eligible to receive awards under the 1994 Option Plan. The committee has discretion as to the persons who will receive awards and in what amount. As of December 31, 2003, approximately 119 employees were eligible to be considered for incentive awards under the 1994 Option Plan. The 1994 Option Plan had a term of 10 years and therefore expired in February 2004. No further awards will be made under the 1994 Option Plan. The Company’s Board of Directors has adopted a new plan, the 2004 Stock Option and Incentive Plan, which is being submitted to shareholders for approval at the Meeting. See “Approval of the Company’s 2004 Stock Option and Incentive Plan.”

Equity Compensation Plan Information

     The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options under the 1994 Option Plan as of December 31, 2003. The 1994 Option Plan currently is the Company’s only existing equity compensation plan and the Company does not have any equity compensation plans that have not been approved by shareholders.

Number of securities to be	Weighted-average	Number of securities remaining
issued upon exercise of	exercise price of	available for future issuance
outstanding options	outstanding options	(excluding outstanding options)
121,904	$21.15	50,192 (1)

(1)	These shares may be issued in connection with awards of incentive stock options, non-incentive stock options or restricted stock under the 1994 Option Plan. As disclosed above under “1994 Stock Option and Incentive Plan,” the 1994 Option Plan has expired and no further awards will be made thereunder. Prior to its expiration, the committee granted stock options and restricted stock under the 1994 Option Plan on January 21, 2004 to the executive officers named in the Summary Compensation Table as follows: Mr. David Bochnowski: an option to purchase 3,225 shares and 800 shares of restricted stock; Mr. Gorelick: an option to purchase 1,500 shares and 400 shares of restricted stock; Mr. Furticella: an option to purchase 1,500 shares and 400 shares of restricted stock; and Mr. DeGuilio: an option to purchase 800 shares and no shares of restricted stock. All of these stock options have an exercise price of $30.00 per share and vest in full on the fifth anniversary of the date of grant. All of these shares of restricted stock vest in full on the fifth anniversary of the date of grant.

Option Grants

     During the year ended December 31, 2003, a total of 10,750 stock options were granted under the 1994 Option Plan to the executive officers named in the Summary Compensation Table. In each case, the exercise price per share was equal to the fair market value of the Common Stock at the time of the grant.

     The table below sets forth further information regarding grants of stock options pursuant to the 1994 Option Plan during the year ended December 31, 2003, to the persons named in the Summary Compensation Table.

					Potential Realizable
					Value at Assumed
					Annual Rates of Stock
		% of Total			Price Appreciation for
	Number of Options	Options Granted to Employees	Exercise Price	Expiration	Option Term (2)
Name	Granted	in Fiscal Year	(per share)	Date (1)	5%	10%
David A. Bochnowski	4,000	19.0%	$25.25	2/19/2013	$27,880	$61,720
Joel Gorelick	2,500	11.9%	25.25	2/19/2013	17,425	38,575
Edward J. Furticella	2,500	11.9%	25.25	2/19/2013	17,425	38,575
Jon E. DeGuilio	1,750	8.3%	25.25	2/19/2013	12,198	27,003

(1)	Options listed in the table first become exercisable on the fifth anniversary of the date of grant and expire upon the executive’s termination of employment for cause or for any other reason other than death, disability or retirement. All options become immediately exercisable upon the commencement of a tender or exchange offer for the Common Stock, or upon a change in control of the Company.

(2)	The dollar amounts under these columns are based on the 5% and 10% rates set by the Securities and Exchange Commission (the “SEC”) and are not intended to forecast possible appreciation of the Company’s stock price. The calculations assume a five-year option term because historically, substantially all outstanding options have been exercised by the holders during the fifth year of the option term.

Option Exercises and Year-End Option Values

     The table below sets forth certain information regarding each exercise of options during the year ended December 31, 2003 by the persons named in the Summary Compensation Table and the unexercised options held by them at December 31, 2003.

	Number		Number of		Value of Unexercised
	of Shares		Unexercised		In-The-Money
	Acquired	Value	Options Held At		Options At
Name	on Exercise	Realized (1)	December 31, 2003		December 31, 2003
			Exercisable	Unexercisable	Exercisable	Unexercisable
David A. Bochnowski	7,735	$104,979	6,775	22,920	$79,125	$213,310
Joel Gorelick	1,000	13,750	2,300	15,000	24,150	141,155
Edward J. Furticella	1,900	23,091	1,831	15,000	19,226	138,005
Jon E. DeGuilio	0	0	0	5,000	0	41,875

(1)	The value is calculated based on the difference between the option exercise price and the closing price of the Company’s Common Stock on the date of exercise, multiplied by the number of shares to which the exercise relates.

Benefits

     Employees’ Savings and Profit Sharing Plan and Trust. The Bank maintains an Employees’ Savings and Profit Sharing Plan and Trust (the “Profit Sharing Plan”) for all employees who meet the plan qualifications. Employees are eligible to participate in the Profit Sharing Plan on the first day of the month coincident with or next following the date upon completion of one year of employment, age 18, and completion of 1,000 hours of employment. The Employees’ Savings Plan feature allows employees to make pre-tax contributions to the limitations imposed by Code Section 401(k). Participants electing pre-tax contributions are always 100% vested in their contributions and the earnings on their investments. Participants can also borrow from their pre-tax contributions pursuant to uniform provisions meeting the requirements of the Code, using their account assets as collateral. The Profit Sharing Plan feature is non-contributory on the part of the employee. Contributions to the Profit Sharing Plan made by the Bank are discretionary and are based on the Bank’s financial performance. The Bank contributed $499,507.39 to the Profit Sharing Plan for the year ended December 31, 2003. The amounts of these contributions on behalf of the executive officers named in the Summary Compensation Table are included in that table under the column “All Other Compensation.” Profit Sharing benefits vest on the following scale: two years of service, 40% of benefits accrued through the prior plan year; three years of service, 60% of benefits accrued through the plan year; four years of service, 80% of benefits accrued through the prior plan year; and five years of service, 100% of benefits accrued through the prior plan year. Participants become 100% vested in the employer contributions and earnings thereon credited to their account upon their death, approved disability or attainment of age 65 while employed with the Bank.

     Unqualified Deferred Compensation Plan. The Bank adopted an Unqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) during 1995. The purpose of the Deferred Compensation Plan is to provide deferred compensation to key senior management employees of the Bank in order to recognize their substantial contributions to the Bank and to provide them with additional financial security as inducement to remain with the Bank. The Deferred Compensation Plan is administered by the Bank’s Compensation Committee. In order to be eligible for participation in the Deferred Compensation Plan, an employee must hold a key management, full-time position in which he has the opportunity to impact significantly on the annual operating success of the Bank. Of those eligible employees, the Compensation Committee selects which persons shall be participants in the Deferred Compensation Plan. Participants’ accounts are credited each year with an amount based on a formula involving the participant’s employer-funded contributions under all qualified plans and the limitations imposed by Code subsection 401(a)(17) and Code section 415. Following the cessation of the employment of the participant by the Bank for any reason, including the participant’s death, the participant’s account is distributed to the participant (or, in the event of his death, to his designated beneficiary) in a lump sum cash payment. Currently, David A. Bochnowski is the only participant in the Deferred Compensation Plan. For the year ended December 31, 2003, the Bank credited $6,979 to Mr. Bochnowski’s account under the Deferred Compensation Plan. This amount is included in Mr. Bochnowski’s compensation in the Summary Compensation Table under the column “All Other Compensation.”

     Supplemental Executive Retirement Plan. In December 1999, the Bank established a Supplemental Executive Retirement Plan (the “Supplemental Retirement Plan”) as an unfunded, non-qualified deferred compensation plan. The purpose of the Supplemental Retirement Plan is to provide a means for the payment of supplemental retirement benefits to a select group of key senior management employees, in recognition of their substantial contributions to the operation of the Bank, and to provide those individuals with additional financial security. The Board of Directors determines the Plan participants and contributions. At December 31, 2003, there were no participants in the Supplemental Retirement Plan.

     Bank Loans. From time to time, the Bank makes loans to the Company’s directors and officers and their family members, subject to the insider lending restrictions of Regulation O under the Federal Reserve Act. All of such loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and do not involve more than the normal risk of repayment or present other unfavorable features. Loans made to a director or executive officer in excess of $500,000 must be approved in advance by the disinterested members of the Bank’s Board of Directors.

     Health and Insurance Benefits. The Bank provides health and accident benefits for all full-time employees. Dependent coverage is provided at the employee’s expense through a group insurance plan upon request. Term life insurance is provided for all employees who have completed one year of employment with more than 1,000 hours of service and have reached their 18th birthday. The Company also sponsors a defined benefit postretirement plan that provides comprehensive major medical benefits to all eligible retirees of the Company. Eligible retirees are those who have attained age 65, have completed at least 18 years of service and are eligible for coverage under the employee group medical plan as of the date of their retirement. Currently, the Company pays 37% of the retiree medical coverage premium, and retirees pay 100% of the premiums for all dependent medical coverage.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors establishes the compensation of the Bank’s executive officers. In setting compensation levels, the Company seeks to create a cost-effective and fair package that will attract, retain, and motivate the finest employees available to the Company and the Bank. The Bank compensates each executive officer based primarily on the following factors:

•	The executive’s level of job responsibility and performance;

•	The Company’s performance; and

•	Compensation available from comparable companies and rivals for an executive’s services.

     The Company structures compensation to motivate executives to achieve the Company’s strategic goals. Accordingly, executive compensation is linked to the Company’s short-term and long-term performance.

     Stock options and restricted stock, for example, provide a direct link between executive compensation and long-term creation of shareholder value. Customarily, options and shares of restricted stock awarded by the Company do not become exercisable until five years after the grant (barring a change in control in the Company). Further, the options and shares of restricted stock are forfeited immediately upon the termination of employment of an executive for cause or for any reason other than death, disability, or retirement. An Options Committee, composed of Compensation Committee members Dennison, Gray, and Mize in 2003, proposed awards of options and restricted stock for 2003 based upon (1) the Company’s earnings, (2) the Company’s performance when compared to its peers, (3) the Company’s achievement of strategic goals, and (4) the executive’s performance. Options were awarded as set forth in the “Option Grants” table above and shares of restricted stock were awarded as set forth in the “Summary Compensation Table” above.

     Similarly, the Bank’s incentive plan provides additional compensation based upon the Company’s performance relative to targets set for return on assets, return on equity, and earnings per share. The Company’s performance satisfied conditions for payments under the incentive plan.

     Finally, the Committee attempted to maintain the Company’s compensation package at a level consistent with compensation paid by comparable firms. The Committee considered various surveys, including those available from SNL Securities, Cole Financial, Inc. and America’s Community Bankers.

     David A. Bochnowski’s compensation for 2003 was determined in accordance with the same procedures and standards as for the other executive officers of the Company. For 2003, the Committee procured a report on executive compensation from Cole Financial, Inc. to assist the Committee in evaluating Mr. Bochnowski’s compensation under the comparability standards described above. Taking into account the Company’s asset and net income growth, return on assets and return on equity results, and operating expenses, the Cole Report concluded that Mr. Bochnowski’s compensation (salary, incentive and options) was competitive when compared to similarly performing peers. (The Cole Report also found that the compensation (salary, incentive and options) paid to Messrs. Gorelick, Furticella and DeGuilio was also competitive.) The Board of Directors and the Compensation Committee approved Mr. Bochnowski’s compensation for 2003, as well as the 2003 compensation of Messrs. Gorelick, Furticella and DeGuilio.

Compensation Committee members in 2003

Lourdes M. Dennison

Gloria C. Gray
Stanley E. Mize

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee members during 2003 were Directors Dennison, Gray and Mize. None of such members was involved in a relationship requiring disclosure as an interlocking executive officer/director or as a former officer or employee of the Company.

     As stated above under “Benefits – Bank Loans,” from time to time the Bank makes loans to the Company’s directors, including members of the Compensation Committee, and their families. No Compensation Committee member has any other relationship requiring disclosure as an interlocking executive officer or director or otherwise under the rules of the SEC.

Comparative Stock Performance

     The performance graph and table below compare the cumulative total shareholder return for the Company with the cumulative total return for the Russell 2000 Index and for the SNL Securities index of bank stocks having $250 million to $500 million in assets (“SNL $250M-$500M Bank Index”). Among these indices, the Company believes the SNL $250M-$500M Bank Index is the most relevant for comparing the Company’s performance because it comprises financial institutions most comparable to the Company’s size.

	Period Ending
Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
NorthWest Indiana Bancorp	$100.00	$106.60	$103.88	$116.05	$139.80	$185.22
SNL $250M-$500M Bank Index	$100.00	$93.03	$89.58	$127.27	$164.11	$237.11
Russell 2000 Index	$100.00	$121.26	$117.59	$120.52	$95.83	$141.11

RATIFICATION OF APPOINTMENT OF AUDITORS

(Proposal No. 2)

     The Audit Committee has renewed the Company’s arrangements with Crowe Chizek and Company LLC, independent auditors, to be its auditors for the year ending December 31, 2004, subject to ratification by shareholders. A representative of Crowe Chizek and Company LLC is expected to be present at the meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification.

Auditors’ Services and Fees

     The Company incurred the following fees for services performed by Crowe Chizek and Company LLC in fiscal 2003 and 2002.

     Audit Fees

     Fees for professional services provided in connection with the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Forms 10-Q were $63,100 for fiscal year 2003 and $53,300 for fiscal year 2002.

     Audit-Related Fees

     Crowe Chizek and Company LLC did not provide any audit-related services to the Company in either fiscal year 2003 or fiscal year 2002.

     Tax Fees

     Fees for services rendered to the Company for tax compliance, tax advice and tax planning, which included assistance in the establishment of an investment subsidiary and assistance in the preparation and filing of tax returns, were $45,070 for fiscal year 2003 and $6,000 for fiscal year 2002.

     All Other Fees

     Fees for all other permissible services that do not fall within the above categories, including SEC reporting compliance and postretirement benefit plan valuation were $8,000 for fiscal year 2003 and $14,325 for fiscal year 2002.

     Pre-Approval Policy

     The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

     For fiscal 2003, pre-approved non-audit services included only those services described above for “Audit Related Fees,” “Tax Fees,” and “All Other Fees.” The aggregate amount of all such non-audit services constitutes approximately 45.7% of the total amount of fees paid by the Company to Crowe Chizek and Company LLC.

Report of Audit Committee

     We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2003. We have discussed with the Company’s auditors, Crowe Chizek and Company LLC, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. We have also received and reviewed the written disclosures and the letter from Crowe Chizek and Company LLC, required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

     Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

     We have also concluded that the provision by Crowe Chizek and Company LLC of non-audit related services to the Company and the Bank during 2003 is compatible with maintaining the auditors’ independence.

Audit Committee

Lourdes M. Dennison
Stanley E. Mize
James L. Wieser
Kenneth V. Krupinski

APPROVAL OF THE COMPANY’S

2004 STOCK OPTION AND INCENTIVE PLAN
(Proposal No. 3)

     On March 18, 2004, the Board of Directors of the Company adopted the 2004 Stock Option and Incentive Plan (the “2004 Option Plan”) and directed that the 2004 Option Plan be submitted to the shareholders of the Company for consideration and approval at the Meeting. The following is a summary of the principal features of the 2004 Option Plan. The summary is qualified in its entirety by reference to the complete text of the of the 2004 Option Plan, which is set forth as Appendix B to this Proxy Statement. Shareholders are urged to read the actual text of the 2004 Option Plan as set forth in Appendix B.

Purpose

     The purpose of the 2004 Option Plan is to promote the long-term interests of the Company and its shareholders by providing a means of attracting and retaining officers and employees of the Company. The Company believes that employees who own shares of the Company’s Common Stock will have a closer identification with the Company and greater motivation to work for the Company’s success by reason of their ability as shareholders to participate in the Company’s growth and earnings.

Eligible Persons

     Recipients of incentive awards under the 2004 Option Plan must be, or have been at the time of grant, officers or employees of the Company or its subsidiaries. The Company presently has approximately 127 officers and full-time employees who may be considered for awards under the 2004 Option Plan. No awards may be granted to directors who are not also employees of the Company or one of its subsidiaries.

Shares Subject to the 2004 Option Plan

     The 2004 Option Plan permits the granting of awards of stock options and restricted stock. The total number of shares of the Company’s Common Stock with respect to which awards may be made under the 2004 Option Plan is 250,000, subject to adjustment in certain events. No individual participant may receive awards for more than 50,000 shares in any calendar year.

     The number of shares covered by an award under the 2004 Option Plan reduces the number of shares available for future awards under the 2004 Option Plan; however, any shares of restricted stock that ultimately are forfeited to the Company by the grantee will become available for further awards under the 2004 Option Plan. Similarly, if any stock option granted under the 2004 Option Plan terminates or is surrendered or canceled without having been exercised in full, the number of shares then subject thereto is added back to the number of remaining available shares under the 2004 Option Plan.

     The closing price of the Company’s Common Stock on March 17, 2004 was $30.50 per share.

Administration of the Plan

     The 2004 Option Plan will be administered by the Compensation Committee. The members of the Compensation Committee must qualify as “non-employee directors” as provided under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as “outside directors” as provided under Section 162(m) of the Code. Subject to the terms of the 2004 Option Plan, the Compensation Committee has sole authority to determine and designate those officers and employees who are to be granted awards under the 2004 Option Plan and the nature and terms of the awards to be granted, including the number of shares to be subject to such awards.

Grant of Stock Options

     With respect to the grant of stock options under the 2004 Option Plan that are intended to qualify as “incentive stock options” under Section 422 of the Code, the option price must be at least 100% (or 110% in the case of any holder of 10% or more of the voting power of the Company) of the fair market value of the Company’s Common Stock on the date of the grant of the stock option. The aggregate fair market value (determined on the date of grant) of the shares of stock subject to incentive stock options that become exercisable for the first time by a grantee in any calendar year may not exceed $100,000. The Compensation Committee establishes the exercise price of nonqualified stock options at the time the options are granted.

     The number and class of shares subject to an option will be adjusted by the Compensation Committee in the event of stock splits, stock dividends, recapitalizations and certain other events involving a change in the Company’s capital.

Exercise of Stock Options

     No incentive stock option granted under the 2004 Option Plan may be exercised more than ten years, or five years in the case of any holder of 10% or more of the voting power of the Company, (or such shorter period as the Compensation Committee may determine) from the date it is granted. Nonqualified stock options may be exercised during such period as the Compensation Committee determines at the time of grant.

     Unless otherwise determined by the Compensation Committee, if a grantee’s employment with the Company or a subsidiary is terminated for cause or voluntarily by the grantee for any reason other than death, disability or retirement, such grantee’s options expire at the date of termination.

     Stock options granted under the 2004 Option Plan become exercisable in one or more installments in the manner and at the time or times specified by the Compensation Committee at the time of grant.

     The Compensation Committee may permit payment of the exercise price of stock options to be made in cash, by the surrender of Common Stock valued at its then fair market value, or by a combination of stock so valued and cash.

Restricted Stock

     Awards under the 2004 Option Plan may be made in the form of restricted stock, in which case the participant would be granted shares of the Company’s Common Stock, which shares would be subject to such forfeiture provisions and transfer restrictions as the Compensation Committee determined at the time of grant. Pending the lapse of such forfeiture provisions and transfer restrictions, certificates representing restricted stock would be held by the Company, but the grantee generally would have all of the rights of a shareholder, including the right to vote the shares and the right to receive all dividends thereon.

     While restricted stock would be subject to forfeiture provisions and transfer restrictions for a period or periods of time, the 2004 Option Plan does not set forth any minimum or maximum duration for such provisions and restrictions. Unless otherwise determined by the Compensation Committee, if a grantee of restricted stock ceases to be employed by the Company prior to the lapse of the forfeiture provisions and transfer restrictions, subject to exceptions for death, disability or retirement, such shares of restricted stock would be forfeited upon cessation of employment. If a grantee ceases to be employed by the Company by reason of death or disability, unless the Compensation Committee determines otherwise, the restrictions with respect to a ratable portion of the shares of restricted stock shall lapse.

Miscellaneous Provisions

     The Compensation Committee may accelerate the period of exercise or vesting of any award made under the 2004 Option Plan, either absolutely or contingently, for such reasons as the Compensation Committee may deem appropriate.

     In general, if the employment of a recipient of restricted stock is involuntarily terminated within 18 months following a change in control of the Company, the forfeiture provisions and transfer restrictions applicable to such stock lapse. In addition, in the event of a tender offer or exchange offer for the Common Stock or upon the occurrence of certain other events, all options granted under the 2004 Option Plan shall become exercisable in full, unless otherwise provided by the Compensation Committee.

Amendment and Termination of the Plan

     The Board may at any time terminate or amend the 2004 Option Plan. No amendments to the 2004 Option Plan will require shareholder approval unless such approval is required to comply with Rule 16b-3 under the Securities Exchange Act of 1934, Section 422 of the Code or any applicable stock exchange or quotation system. Unless previously terminated by the Board, no further awards may be made under the 2004 Option Plan after ten years from the date of its adoption.

Federal Income Tax Consequences

     The following is a brief summary of the principal federal income tax consequences of awards under the 2004 Option Plan. The summary is based on current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive.

     Limitation on Amount of Deduction. The Company generally will be entitled to a tax deduction for awards under the 2004 Option Plan only to the extent that the participants recognize ordinary income from the award. Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 or it qualifies as “performance-based compensation” under Section 162(m). The 2004 Option Plan has been designed to permit the Compensation Committee to grant stock options which qualify for deductibility under Section 162(m).

     Taxation of Ordinary Income and Capital Gains. Subject to certain exceptions, the maximum federal tax rate on “net capital gains” from the sale or exchange of capital assets is 15%. “Net capital gain” is the excess of net long-term capital gain over net short-term capital loss. Short-term capital gains are taxed at the same rates applicable to ordinary income. Gains or losses from the sale or exchange of capital assets will be “long-term” if the capital asset was held for more than one year and “short-term” if the capital asset was held for one year or less. For taxpayers with certain income levels, the marginal tax rate applicable to ordinary income can range up to 35%. The classification of income as ordinary compensation income or capital gain is also relevant for income tax purposes for taxpayers who have capital losses and investment interest.

     Nonqualified Stock Options. An employee who is granted a nonqualified option does not recognize taxable income upon the grant of the option, and the Company is not entitled to a tax deduction. The employee will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the option shares on the exercise date over the option price. Such income will be treated as compensation to the employee subject to applicable reporting and withholding requirements. The Company is generally entitled to a tax deduction in an amount equal to the amount taxable to the employee as compensation in the year the income is taxable to the employee. Any appreciation in value after the time of exercise will be taxable to the employee as capital gain and will not result in a deduction by the Company.

     The employee will also be required to recognize gain or loss upon the sale of the option shares. If the selling price of the option shares exceeds the employee’s basis in the shares, the employee will recognize long-term capital gain if the option shares were held for more than one year, and short-term capital gain if the shares were held for one year or less. If the selling price of the option shares is less than the employee’s basis in the shares, the employee will recognize long-term or short-term capital loss depending on how long the shares were held. The employee’s basis in the option shares will equal the amount of ordinary income recognized by the employee upon exercise of the option, plus any cash paid to exercise the option.

     Incentive Stock Options. An employee who receives an incentive stock option does not recognize taxable income upon the grant or exercise of the option, and the Company is not entitled to a tax deduction. The difference between the option price and the fair market value of the option shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the employee in the year of exercise. The Company will not be entitled to a deduction with respect to any item of tax preference.

     An employee will recognize gain or loss upon the disposition of shares acquired from the exercise of incentive stock options. The nature of the gain or loss depends on how long the option shares were held. If the option shares are not disposed of pursuant to a “disqualifying disposition” (i.e., no disposition occurs within two years from the date the option was granted nor one year from the date of exercise), the employee will recognize long-term capital gain or capital loss depending on the selling price of the shares. If option shares are sold or disposed of as part of a disqualifying disposition, the employee must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the option shares on the date of exercise and the option price. Any additional gain will be taxable to the employee as a long-term or short term capital gain, depending on how long the option shares were held. The Company is generally entitled to a deduction in computing its federal income taxes for the year of disposition in an amount equal to any amount taxable to the employee as ordinary income.

     Restricted Stock. An employee who receives an award of restricted stock generally will not recognize taxable income at the time of the award, nor will the Company be entitled to a tax deduction at that time, unless the employee makes an election under Section 83(b) of the Code to recognize the income upon the receipt of the restricted stock. If the election is not made, the employee will recognize ordinary income at such time as the transfer and forfeiture restrictions applicable to such stock lapse, in an amount equal to the aggregate fair market value of the shares, as of the date such restrictions lapsed. If the Company complies with applicable reporting requirements, it is generally entitled to a deduction in computing its federal income taxes in an amount equal to the ordinary income taxable to the employee. Such deduction would be available in the year in which the income is taxable to the employee. Upon disposition of the shares, any amount received in excess of the fair market value of the shares on the date such restrictions lapsed would be treated as long-term or short-term capital gain, depending upon the employee’s holding period following such lapse. Dividends or other distributions of property (other than a distribution of

Common Stock of the Company) with respect to restricted stock prior to the lapse of the transfer and forfeiture restrictions related thereto would constitute taxable compensation to the employee and the Company would be entitled to a deduction at the same time and in the same amount.

     Pursuant to the provisions of Section 83(b) of the Code, an employee who receives restricted stock may elect to be taxed at the time of the award, if permitted by the Company. If the Company so permits and the employee so elects, the full value of the shares (without regard to restrictions) at the time of the grant, less any amount paid by the employee, will be taxed to the participant as taxable compensation and will be deductible by the Company. Dividends paid with respect to the shares during the period of restriction will be taxable as dividends to the participant and not deductible by the Company. If, after making an election pursuant to Section 83(b), any shares are subsequently forfeited, the employee will be entitled to a capital loss deduction.

The Board of Directors recommends a vote FOR the adoption
of the 2004 Stock Option and Incentive Plan.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

     The following table sets forth, as of February 27, 2004, certain information as to those persons who were known by management to be beneficial owners of more than 5% of the Company’s Common Stock and as to the shares of the Common Stock beneficially owned by the persons named in the “Summary Compensation Table” and by all directors and executive officers as a group. Persons and groups owning more than 5% of the Common Stock are required to file certain reports regarding such ownership with the Company and the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Based on such reports, management knows of no persons, other than as set forth in the table below, who owned more than 5% of the Common Stock at February 27, 2004. Individual beneficial ownership of shares by the Company’s directors is set forth in the table above under “Election of Directors.” Beneficial ownership by directors and officers includes shares underlying stock options held by such persons under the Company’s 1994 Option Plan that are exercisable within 60 days of February 27, 2004.

Name and Address	Amount and Nature	Percent of Shares
of Individual or	of Beneficial	of Common Stock
Identity of Group	Ownership	Outstanding
David A. Bochnowski	309,765 (1)	11.18%
10203 Cherrywood Lane Munster, IN 46321

Jerome F. Vrabel	154,238 (2)	5.59%
32 E. Scott Street Chicago, IL 60610

Name and Address	Amount and Nature		Percent of Shares
of Individual or	of Beneficial		of Common Stock
Identity of Group	Ownership		Outstanding
Peoples Bank SB, as the plan	186,242	(3)	6.75%
administrator and trustee of the stock fund for the Peoples Bank Employees’ Savings & Profit Sharing Plan and Trust 9204 Columbia Avenue Munster, IN 46321

Joel Gorelick	57,103	(4)	2.07%
8589 West 85th Street Schererville, IN 46375

Edward J. Furticella	56,245	(5)	2.04%
1615 Timberwood Lane Munster, IN 46321

Jon E. DeGuilio	1,332	(6)	0.05%
XXXXX XXXXX, XX XXXXX

All directors and executive	690,749	(7)	24.75%
officers as a group (11 persons)

(1)	Includes 42,246 shares as to which Mr. Bochnowski’s spouse has voting and dispositive power and 26,400 shares which are owned by their children for which his spouse is custodian or trustee. Also includes stock options representing 12,775 shares of Common Stock which were exercisable at February 27, 2004, 1,800 shares of restricted stock over which Mr. Bochnowski has voting but not dispositive power and 40,594 shares allocated to Mr. Bochnowski under the Profit Sharing Plan as to which Mr. Bochnowski has dispositive but not voting power.

(2)	Includes 48,746 shares owned by Mr. Vrabel’s spouse. Also includes 3,450 shares which are held in trust for Mr. Vrabel’s children.

(3)	The shareholder, as plan administrator and trustee of the Profit Sharing Plan, has the sole power to direct the voting and/or tender rights of all of the Company’s Common Stock held in the employer stock fund of the Profit Sharing Plan. The Employee Benefits Committee, consisting of Mr. Furticella, Mr. DeGuilio and another employee of the Company, has been designated by the shareholder to direct the voting of the Company’s Common Stock held in the employer stock fund of the Profit Sharing Plan. The shareholder does not have dispositive power over the shares of Company Common Stock shown as beneficially owned.

(4)	Includes 882 shares owned by Mr. Gorelick’s spouse. Also includes stock options representing 4,800 shares of Common Stock which were exercisable at February 27, 2004 and 1,000 shares owned as Custodian for children. Also includes 900 shares of restricted stock over which Mr. Gorelick has voting but not dispositive power and 9,950 shares allocated to Mr. Gorelick under the Profit Sharing Plan as to which Mr. Gorelick has dispositive but not voting power.

(5)	Includes 664 shares owned by Mr. Furticella’s spouse. Also includes stock options representing 3,831 shares of Common Stock which were exercisable at February 27, 2004, 900 shares of restricted stock over which Mr. Furticella has voting but not dispositive power and 16,158 shares allocated to Mr. Furticella under the Profit Sharing Plan as to which Mr. Furticella has dispositive but not voting power.

(6)	Includes 81 shares owned by Mr. DeGuilio’s spouse and 1,251 shares allocated to Mr. DeGuilio under the Profit Sharing Plan as to which Mr. DeGuilio has dispositive but not voting power.

(7)	Includes 32,456 shares as stock options which the Company’s directors and executive officers hold under the 1994 Option Plan and which were exercisable at February 27, 2004. Such shares have been added to the total shares outstanding in order to determine the ownership percentage of the Company’s directors and executive officers as a group at February 27, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of the Company’s Common Stock, to file reports of ownership with the SEC. Officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the year ended December 31, 2003, it has complied with all filing requirements applicable to its officers, directors, and greater than 10% shareholders, except that Director Gray failed to timely report a sale of 2,200 shares of the Company’s Common Stock.

SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company’s proxy materials for next year’s annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received at the Company’s office at 9204 Columbia Avenue, Munster, Indiana, no later than December 1, 2004. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act. In addition, any shareholder proposal received after February 14, 2005 will be considered untimely for consideration at that meeting.

SHAREHOLDER COMMUNICATIONS

     The Board of Directors of the Company has implemented a process whereby shareholders may send communications to the Board’s attention. Any shareholder desiring to communicate with the Board, or one or more specific members thereof, should communicate in a writing addressed to NorthWest Indiana Bancorp, Board of Directors, c/o Secretary, 9204 Columbia Avenue, Munster, Indiana 46321. The Secretary of the Company has been instructed by the Board to promptly forward all such communications to the specified addressees thereof.

CODE OF ETHICS

     The Company has adopted a Code of Business Conduct and Ethics (the “Ethics Code”) that applies to all of the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer and controller. The Ethics Code is posted on the Company’s website at www.ibankpeoples.com. The Company intends to disclose any waivers of the Ethics Code for directors or executive officers of the Company and any amendments to the Ethics Code by posting such waivers and amendments on its website.

     In connection with the Ethics Code, the Bank’s Board of Directors and Audit Committee have also established procedures for (a) the receipt, retention and treatment of complaints, reports and concerns regarding the conduct of the employees, officers and/or directors of the Company and the Bank, including illegal and/or unethical behavior, accounting or auditing matters, or violations of the Bank’s policies, and (b) the confidential, anonymous submission of complaints, reports and concerns regarding the same. Any person with concerns regarding accounting matters or compliance matters may report their concerns on a confidential or anonymous basis to the Audit Committee of the Bank by calling the independent, toll-free ethics line, 1-877-888-0002, established by the Bank for that purpose. The procedures relating to the treatment and retention of any such reports are posted on the Company’s website at www.ibankpeoples.com.

ANNUAL REPORT ON FORM 10-K

     Upon written request, the Company will furnish to shareholders, without charge, a copy of the Company’s most recent Annual Report on Form 10-K (including financial statements and schedules, but excluding exhibits). Send your request to: Secretary, NorthWest Indiana Bancorp, 9204 Columbia Avenue, Munster, Indiana 46321.

INCORPORATION BY REFERENCE

     To the extent this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, the sections of this Proxy Statement entitled “Compensation Committee Report on Executive Compensation,” “Comparative Stock Performance” and “Report of Audit Committee” shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

Jon E. DeGuilio,
Executive Vice President and Secretary

Dated: March 31, 2004

Appendix A

Audit Committee Charter for
Northwest Indiana Bancorp and Peoples Bank SB

May 21, 2003

     This Charter is written for Northwest Indiana Bancorp and its wholly owned subsidiary Peoples Bank SB.

I. Purpose

     The primary function of the audit committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others; the systems of internal controls established by management and the Board; and the auditing, accounting and financial reporting processes.

II. Authority

•	To provide open avenues of communication among the internal auditor, the independent accountant and the Board of Directors.

•	To report Committee actions to the full Board of Directors and make recommendations.

•	To conduct or authorize investigations into matters within the Committee’s scope of responsibilities. The Committee is authorized to retain independent counsel, accountants or others it needs to assist in an investigation.

•	To meet at least four times each year, more frequently if circumstances make that preferable. The audit committee chairman has the power to call a Committee meeting whenever necessary. An audit committee member may not vote on any matter in which he or she is not independent. The Committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from management.

•	To appoint, compensate and oversee the work of the independent accountants who will report directly to the Committee.

•	To resolve any disagreements between management and the independent accountants regarding financial reporting.

•	To pre-approve all auditing and permitted non-audit services performed by the independent accountants. The Committee may delegate authority to subcommittees, including the authority to pre-approve all auditing and permitted non-audit services, providing that such decisions are presented to the full committee at its next scheduled meeting.

•	To disclose all audit and non-audit fees in the proxy statement or periodic annual filing.

III. Composition

     The audit committee shall be comprised of three or more directors determined by the Board. The audit committee members should be independent directors, free from any relationship that may interfere with the exercise of his or her independent judgment as a member such as any recent employment by the Bancorp and/or family relationship to an executive, management or service provider of the Bancorp. In the event an audit committee member is not independent, the relationship shall be disclosed in the annual proxy statement. Each audit committee member will be financially literate. In addition, at least one member of the audit committee shall have past or current employment experience in finance or accounting, professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication.

     The members of the audit committee shall be elected by the Board at the annual meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairman is elected by the full Board, the members of the audit committee may designate a Chairman by majority vote of the full Committee membership.

IV. Meetings

     The audit committee will meet at least four times each year and minutes will be maintained. Meetings may occur more frequently as circumstances arise which require a meeting of the members. The audit committee will meet with the independent accountants at least annually and with management and the internal auditor at least four times each year in separate sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. The Committee will meet in executive sessions whenever necessary.

V. Responsibilities

     The audit committee shall perform the following activities in effort to fulfill their obligation to the shareholders and others:

Documentation Review

1.	Review and approve, with the full Board, this Charter annually and periodically modify it as necessary.

2.	Disclose whether there is a written Charter for the audit committee in the proxy statement and include the Charter every three years in the proxy statement.

3.	Review the Bancorp’s annual financial statements and determine whether to recommend to the Board that the audited financial statements be included in the Form 10-K.

4.	Review the internal audit reports provided to management and management’s response.

5.	Review with financial management and the independent accountants the interim and annual financial information prior to its filing with the SEC.

6.	Review with financial management the quarterly Bancorp’s financial statements, key performance ratios and operating results.

7.	Review earnings press releases before filed with the SEC and released to the public.

8.	Review disclosures made by the CEO and CFO during the Forms 10-K and 10-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the company’s internal controls.

Independent Accountants

9.	Recommend to the Board of Directors the selection of the independent accountants who are ultimately accountable to the Board and the audit committee. The audit committee should consider the accountant’s independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the audit committee should review and discuss with the accountants all significant relationships the accountants have with the Bancorp to determine the accountant’s independence. A written statement and oral discussion should be obtained from the independent accountants disclosing all relationships or services that may interfere with their objectivity to and independence from the Bancorp.

10.	Review the performance of the independent accountants and exercise final approval on appointment or dismissal of the independent accountants.

11.	Discuss with the independent accountants the accuracy of the Bancorp’s financial statements and the appropriateness of the accounting principles, financial disclosures and judgments made by management.

12.	Periodically consult with the independent accountants, outside the presence of management, the internal controls of the Bancorp including information technology security and control.

13.	Ensure the rotation of the lead and concurring partners every five years and other audit partners every seven years.

Financial Reporting Processes

14.	Discuss with the independent accountants and the internal auditor the integrity of the Bancorp’s financial reporting processes.

15.	Discuss the annual audited financial statements and quarterly financial statements with management and independent accountants, including the company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

16.	Consider and approve, if necessary, major changes to the Bancorp’s auditing and accounting principles and practices as suggested by the independent accountants, management or the internal auditor.

17.	Review any significant disagreement or limitation of scope of information among management and the independent accountants or the internal auditor in connection with the preparation of the financial statements.

Internal Audit Department

18.	Review and approve activities, organizational structure, and qualifications of the internal audit department.

19.	Review any difficulties the internal auditor encountered while conducting audits, including any restrictions on the scope of or access to required information.

20.	Review changes to the planned scope of the internal audit plan and approve these changes as necessary.

21.	Review and approve the internal audit department’s budget and proposed risk-based plan for the upcoming year.

22.	Review whether the internal auditor has complied with the Institute of Internal Auditing’s Standards for the Professional Practice of Internal Auditing.

23.	Appoint, replace, reassign or dismiss the internal auditor.

24.	Review the internal auditor’s recommendations for the hiring, replacement and dismissal of departmental staff.

Ethical and Legal Compliance

25.	Establish, review and update periodically a Code of Business Conduct and Ethics and ensure that management has established a system to enforce and monitor this Code.

26.	Establish procedures for the confidential, anonymous submission, retention and treatment of complaints received by third parties or employees regarding accounting, internal accounting controls, auditing matters or any inappropriate conduct of a director and/or executive officer and investigate the matter further if necessary.

27.	Review, with the Bancorp’s counsel, legal compliance matters including corporate securities trading policies.

28.	Review, with the Bancorp’s counsel, any legal matter that could have a significant impact on the Bank’s financial statements.

29.	Review regulatory compliance matters and the effectiveness of the monitoring procedures with the compliance officer.

30.	Perform any other activities consistent with this Charter and the Audit Policy, the Bancorp’s by-laws and governing laws, as the audit committee or Board deems necessary or appropriate.

31.	Discuss with management, the independent accountants, internal auditor and compliance officer significant risks or exposures to the Bancorp and steps management has taken to reduce these risks.

32.	Review recommendations made by the regulators and independent auditors and monitor management’s response to any such recommendations.

Appendix B

NORTHWEST INDIANA BANCORP
2004 STOCK OPTION AND INCENTIVE PLAN

          1. Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Company and its shareholders by providing a means for attracting and retaining officers and employees of the Company and its Affiliates.

          2. Definitions. The following definitions are applicable to the Plan.

          “Affiliate” — means any “parent corporation” or “subsidiary corporation” of the Company as such terms are defined in Section 424(e) and (f), respectively, of the Code.

          “Award” — means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, or Restricted Stock, or any combination thereof, as provided in the Plan.

          “Board” — means the Board of Directors of the Company.

          “Change in Control” — means each of the events specified in the following clauses (i) through (iii): (i) any third “person” (including a group), as defined in Section 13(d)(3) of the Exchange Act shall, after the date of the adoption of the Plan by the Board, first become the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Company may be cast, (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company or (iii) the shareholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Company; provided, however, that the occurrence of any of such events shall not be deemed a Change in Control if, prior to such occurrence, a resolution specifically providing that such occurrence shall not constitute a Change in Control under the Plan shall have been adopted by at least a majority of the Board of Directors of the Company.

          “Code” — means the Internal Revenue Code of 1986, as amended.

          “Committee” — means the Committee referred to in Section 3 hereof.

          “Company” — means NorthWest Indiana Bancorp, an Indiana corporation.

          “Continuous Service” — means the absence of any interruption or termination of service as an employee of the Company or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of any transfer between the Company and an Affiliate or any successor to the Company.

          “Employee” — means any person who is employed by the Company or any Affiliate.

          “Exchange Act” — means the Securities Exchange Act of 1934, as amended.

          “Exercise Price” — means the price per Share at which the Shares subject to an Option may be purchased upon exercise of such Option.

          “Incentive Stock Option” — means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof which is subject to the limitations and restrictions of Section 8 hereof and is intended to qualify under Section 422 of the Code.

          “Market Value” — means the last reported sale price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of one Share on the principal exchange on which the Shares are listed for trading, or if the Shares are not listed for trading on any exchange, on the NASDAQ National Market System or any similar system then in use, or, if the Shares are not listed on the NASDAQ National Market System, the mean between the closing high bid and low asked quotations of one Share on the date in question as reported by NASDAQ or any similar system then in use, or, if no such quotations are available, the fair market value on such date of one Share as the Committee shall determine.

          “Non-Qualified Stock Option” — means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof, which option is not intended to qualify under Section 422 of the Code.

          “Option” — means an Incentive Stock Option or a Non-Qualified Stock Option.

          “Participant” — means any Employee of the Company or any Affiliate who is selected by the Committee to receive an Award.

          “Plan” — means this 2004 Stock Option and Incentive Plan of the Company.

          “Reorganization” — means the liquidation or dissolution of the Company or any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property or any combination thereof).

          “Restricted Period” — means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 9 hereof with respect to Restricted Stock awarded under the Plan.

          “Restricted Stock” — means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in Section 9 hereof, so long as such restrictions are in effect.

          “Securities Act” — means the Securities Act of 1933, as amended.

          “Shares” — means the Common Stock, without par value, of the Company.

          3. Administration. The Plan shall be administered by a Committee consisting of two or more members of the Board, each of whom shall be a “non-employee director” as provided under Rule 16b-3 of the Exchange Act, and an “outside director” as provided under Code Section 162(m). The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (a) select Participants and grant Awards; (b) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards shall be granted under the Plan; (d) prescribe the form and terms of instruments evidencing such grants; (e) establish from time to time procedures and regulations for the administration of the Plan; (f) interpret the Plan; and (g) make all determinations deemed necessary or advisable for the administration of the Plan.

          A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be acts of the Committee. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

          4. Participants. The Committee may select from time to time Participants in the Plan from those officers and employees of the Company or its Affiliates who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates.

          5. Shares Subject to Plan. Subject to adjustment by the operation of Section 10 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 250,000 Shares. The number of Shares which may be granted under the Plan to any Participant during any calendar year of the Plan under all forms of Awards shall not exceed 50,000 Shares. The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued shares or unissued shares heretofore or hereafter reacquired and held as treasury shares. With respect to any Option which terminates or is surrendered for cancellation or with respect to Restricted Stock which is forfeited, new Awards may be granted under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred.

          6. General Terms and Conditions of Options. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (a) the Exercise Price, (b) the number of Shares subject to, and the expiration date of, any Option, (c) the manner, time and rate (cumulative or otherwise) of exercise of such Option, and (d) the restrictions, if any, to be placed upon such Option or upon Shares which may be issued upon exercise of such Option. The Committee may, as a condition of granting any

Option, require that a Participant agree to surrender for cancellation one or more Options previously granted to such Participant.

          7. Exercise of Options.

               (a) Except as provided in Section 13, an Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant, and except as provided in paragraphs (c), (d) and (e) of this Section 7, no such Option may be exercised unless at the time such Participant exercises such Option, such Participant has maintained Continuous Service since the date of the grant of such Option.

               (b) To exercise an Option under the Plan, the Participant must give written notice to the Company (which shall specify the number of Shares with respect to which such Participant elects to exercise such Option) together with full payment of the Exercise Price. The date of exercise shall be the date on which such notice is received by the Company. Payment shall be made either (i) in cash (including by check, bank draft or money order) or (ii) by delivering (A) Shares already owned by the Participant and having a Market Value on the date of exercise equal to the applicable Exercise Price, or (B) a combination of cash and such Shares.

               (c) If the Continuous Service of a Participant is terminated for cause, or voluntarily by the Participant for any reason other than death, disability or retirement, all rights under any Option of such Participant shall terminate immediately upon such cessation of Continuous Service. If the Continuous Service of a Participant is terminated by reason of death, disability or retirement, such Participant may exercise such Option, but only to the extent such Participant was entitled to exercise such Option at the date of such cessation, at any time during the remaining term of such Option, or, in the case of Incentive Stock Options, during such shorter period as the Committee may determine and so provide in the applicable instrument or instruments evidencing the grant of such Option. If a Participant shall cease to maintain Continuous Service for any reason other than those set forth above in this paragraph (c) of this Section 7, such Participant may exercise such Option to the extent that such Participant was entitled to exercise such Option at the date of such cessation but only within the period of three months immediately succeeding such cessation of Continuous Service, and in no event after the expiration date of the subject Option; provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Company otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option.

               (d) In the event of the death of a Participant while in the Continuous Service of the Company or an Affiliate, the person to whom any Option held by the Participant at the time of his death is transferred by will or by the laws of descent and distribution may exercise such Option on the same terms and conditions that such Participant was entitled to exercise such Option. Following the death of any Participant to whom an Option was granted under the Plan, the Committee, as an alternative means of settlement of such Option, may elect to pay to the person to whom such Option is transferred the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

               (e) Notwithstanding the provisions of the foregoing paragraphs of this Section 7, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law.

          8. Incentive Stock Options. Any provisions of the Plan to the contrary notwithstanding, (a) no Incentive Stock Option shall be granted more than ten years after the date the Plan is adopted by the Board of Directors of the Company and no Incentive Stock Option shall be exercisable more than ten years after the date such Incentive Stock Option is granted, (b) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (c) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant’s lifetime only by such Participant, and (d) no Incentive Stock Option shall be granted which would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, Shares or shares of any capital stock of the Company or any Affiliate thereof having an aggregate Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000. The foregoing limitation shall be determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable. Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Affiliate, the Exercise Price of any Incentive Stock Option shall not be less than 110% of the Market Value per Share on the date such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable more than five years after the date such Incentive Stock Option is granted. Notwithstanding any other provisions of the Plan, if for any reason any Option granted under the Plan that is intended to be an Incentive Stock Option shall fail to qualify as an Incentive Stock Option, such Option shall be deemed to be a Non-Qualified Stock Option, and such Option shall be deemed to be fully authorized and validly issued under the Plan.

          9. Terms and Conditions of Restricted Stock. The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock and, in addition to the terms and conditions contained in paragraphs (a) through (e) of this Section 9, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards, and the vesting thereof, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section 9.

               (a) At the time of an award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period during which or at the expiration of which, the Shares of Restricted Stock shall vest. The Committee may also restrict or prohibit the sale, assignment, transfer, pledge or other encumbrance of the Shares of Restricted Stock by the Participant during the Restricted Period. Except for such restrictions, and subject to paragraphs (c), (d) and (e) of this Section 9 and Section 10 hereof, the Participant as owner of such Shares shall have all the rights of a shareholder, including but not limited to, the right to receive all dividends paid on such Shares and the right to vote such Shares. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares of Restricted Stock prior to the expiration of the Restricted Period with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

               (b) Except as provided in Section 12 hereof, if a Participant ceases to maintain Continuous Service for any reason (other than death, total or partial disability or normal or early retirement) unless the Committee shall otherwise determine, all Shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 9 shall upon such termination of Continuous Service be forfeited and returned to the Company. If a Participant ceases to maintain Continuous Service by reason of death or total or partial disability, then, unless the Committee shall determine otherwise, the restrictions with respect to the Ratable Portion (as hereinafter defined) of the Shares of Restricted Stock shall lapse and such Shares shall be free of restrictions and shall not be forfeited. The “Ratable Portion” shall be determined with respect to each separate Award of Restricted Stock issued and shall be equal to (i) the number of Shares of Restricted Stock awarded to the Participant multiplied by the portion of the Restricted Period that expired at the date of the Participant’s death or total or partial disability, reduced by (ii) the number of Shares of Restricted Stock awarded with respect to which the restrictions had lapsed as of the date of the death or total or partial disability of the Participant.

               (c) Each certificate issued in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 2004 Stock Option and Incentive Plan of the Corporation, and an Agreement entered into between the registered owner and the Corporation. Copies of such Plan and Agreement are on file in the office of the Secretary of the Corporation.”

 At the expiration of the restrictions imposed by paragraph (a) of this Section 9, the Company shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 9 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it and the Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph (a) of this Section 9.

               (d) At the time of an award of Shares of Restricted Stock, the Participant shall enter into an agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the award and containing such other matters as the Committee shall in its sole discretion determine.

               (e) At the time of an award of Shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on such Shares by the Company or a specified portion thereof, shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed in accordance with paragraph (a) of this Section 9 or (ii) the forfeiture of such Shares under paragraph (b) of this Section 9, and shall be held by the Company for the account of the Participant until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at such rate per annum as the Committee may, in its discretion, determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence.

          10. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares, and the exercise price of Options, with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 9 hereof.

          11. Effect of Reorganization. Awards will be affected by a Reorganization as follows:

               (a) If the Reorganization is a dissolution or liquidation of the Company then (i) the restrictions of Section 9(a) on Shares of Restricted Stock shall lapse and (ii) each outstanding Option shall terminate, but each Participant to whom an Option was granted shall have the right, immediately prior to such dissolution or liquidation to exercise the Option in full, notwithstanding the provisions of Section 8, and the Company shall notify each Participant of such right within a reasonable period of time prior to any such dissolution or liquidation.

               (b) If the Reorganization is a merger or consolidation, upon the effective date of such Reorganization (i) each Optionee shall be entitled, upon exercise of his Option in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, shares of such stock or other securities or consideration as the holders of Shares shall be entitled to receive pursuant to the terms of the Reorganization; and

 (ii) each holder of Restricted Stock shall receive shares of such stock or other securities as the holders of Shares received which shall be subject to the restrictions set forth in Section 9(a) unless the Committee accelerates the lapse of such restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 9 hereof.

 The adjustments contained in this Section and the manner of application of such provisions shall be determined solely by the Committee.

          12. Effect of Change in Control. If the Continuous Service of any Participant is involuntarily terminated, for whatever reason, at any time within 18 months after a Change in Control, unless the Committee shall have otherwise provided in the agreement referred to in paragraph (d) of Section 9 hereof, any Restricted Period with respect to Restricted Stock theretofore awarded to such Participant shall lapse upon such termination and all Shares awarded as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded. If a tender offer or exchange offer for Shares (other than such an offer by the Company) is commenced, or if an event specified in clause (ii) or clause (iii) of the definition of a Change in Control contained in Section 2 shall occur, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option, all Options theretofore granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable in accordance with their terms; provided, however, that no Option which has previously been exercised or otherwise terminated shall become exercisable.

          13. Assignments and Transfers. Except as otherwise determined by the Committee, neither any Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

          14. Employee Rights Under the Plan. No Employee or other person shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant and no Employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company or any Affiliate.

          15. Delivery and Registration of Stock. The Company’s obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Company shall determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities law. It may be provided that any such representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under the Securities Act or other securities law. The Company shall not be required to deliver any Shares under the Plan prior to (a) the admission of such shares to listing on any stock exchange or quotation system on which Shares may then be listed or quoted, and

(b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Company shall determine to be necessary or advisable.

          16. Withholding Tax. Upon the termination of the Restricted Period with respect to any Shares of Restricted Stock (or at any such earlier time, if any, that an election is permitted by the Company and made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such Shares in taxable income), the Company may, in lieu of requiring the Participant or other person receiving such Shares to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, retain a sufficient number of Shares held by it to cover the amount required to be withheld. The Company shall have the right to deduct from all dividends paid with respect to Shares of Restricted Stock the amount of any taxes which the Company is required to withhold with respect to such dividend payments.

          Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Company may, in lieu of requiring the Participant or such other person to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, retain a number of such Shares sufficient to cover the amount required to be withheld.

          17. Termination, Amendment and Modification of Plan. The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code (or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Shares are listed or quoted) shareholder approval of any Plan amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan shall in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Participant to whom the Award was granted.

          18. Effective Date and Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors and shareholders of the Company and shall continue in effect for a term of ten years after the date of adoption unless sooner terminated under Section 17 hereof.

Adopted by the Board of Directors NorthWest
Indiana Bancorp effective as of March 18, 2004

Adopted by the Shareholders of NorthWest
Indiana Bancorp effective as on April , 2004

NORTHWEST INDIANA BANCORP
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

I hereby appoint the official proxy committee of the Board of Directors of NorthWest Indiana Bancorp (the “Company”), or any member thereof, my proxies, with power of substitution, to vote all shares of the Company’s Common Stock which I am entitled to vote at the Annual Meeting of Shareholders, to be held at the Corporate Center of Peoples Bank, 9204 Columbia Avenue, Munster, Indiana, on Wednesday, April 21, 2004, at 8:30 A.M., and at any adjournment, as follows:

1. ELECTION OF DIRECTORS	FOR nominees listed below (except	WITHHOLD AUTHORITY to vote for
	those stricken below) ☐	all nominees listed below ☐

Leroy F. Cataldi	Edward J. Furticella	Stanley E. Mize

(INSTRUCTIONS: To withhold authority to vote for any individual nominee strike through that nominee’s name above.)

2. PROPOSAL TO RATIFY THE APPOINTMENT OF CROWE CHIZEK AND COMPANY LLC, as auditors for the fiscal year ending December 31, 2004.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3. PROPOSAL TO APPROVE THE COMPANY’S 2004 STOCK OPTION AND INCENTIVE PLAN

☐	FOR	☐	AGAINST	☐	ABSTAIN

4. In their discretion on any other matters that may properly come before the meeting or any adjournment thereof.

(Continued and to be signed on the other side)

(Continued from other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREON AND, IN THE ABSENCE OF SPECIFICATION, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR ALL OTHER PROPOSALS.

Please sign exactly as name appears below. When shares are held by two or more persons, all of them should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person. Receipt of Notice of Annual Meeting, Proxy Statement and Annual Report to Shareholders is hereby acknowledged.

Signature	Signature if Held Jointly

	Date	, 2004

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.